                                                                      Exhibit 12

                            Exhibit (12) * to Report
                             on Form 10-K for Fiscal
                            Year Ended June 30, 2002
                         by Parker-Hannifin Corporation

                Computation of Ratio of Earnings to Fixed Charges
                               as of June 30, 2002

                                                       Fiscal Year Ended June 30,
                                           ----------------------------------------------------
                                             2002       2001       2000       1999      1998
                                           ----------------------------------------------------
EARNINGS

Income from continuing operations before
   income taxes                            $218,036   $533,596   $562,187   $477,694   $503,988

Add:
  Interest on indebtedness, exclusive of
     interest capitalized in accordance
     with FASB #34 and interest on ESOP
     loan guarantee                          75,994     83,728     51,576     63,132     52,463

  Amortization of deferred loan costs         1,357        810        659        565        324

  Portion of rents representative of
     interest factor                         20,509     18,663     13,457     14,093     12,355

  Equity share of losses of companies
     for which debt obligations are not
     guaranteed                               6,078      1,571      1,359                   583

  Amortization of previously capitalized
     interest                                   297        274        254        313        296
                                           ----------------------------------------------------
                      Income as adjusted   $322,271   $638,642   $629,492   $555,797   $570,009
                                           ====================================================

FIXED CHARGES

Interest on indebtedness, exclusive of
   interest capitalized in accordance
   with FASB #34 and interest on ESOP
   loan guarantee                          $ 75,994   $ 83,728   $ 51,576   $ 63,132   $ 52,463

Capitalized interest                                                               2      1,372

Amortization of deferred loan costs           1,357        810        659        565        324

Portion of rents representative of
  interest factor                            20,509     18,663     13,457     14,093     12,355
                                           ----------------------------------------------------
                           Fixed charges   $ 97,860   $103,201   $ 65,692   $ 77,792   $ 66,514
                                           ====================================================

RATIO OF EARNINGS TO FIXED CHARGES             3.29x      6.19x      9.58x      7.14x      8.57x